Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-44551, 33-56289, 33-64317, 333-46615, 333-59790, 333-65822, 333-75539, 333-75541, 333-75543, 333-91613) of R.H. Donnelley Corporation of our report dated February 21, 2003 relating to the R.H. Donnelley Corporation consolidated financial statements and our report dated January 17, 2003 relating to the DonTech Partnership combined financial statements, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
March 19, 2003